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                                                                Exhibit 99.22(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 27 to Registration Statement No. 33-31072 on Form N-1A of Lord Abbett Series Fund, Inc. of our reports dated February 14, 2005 on the financial statements of Lord Abbett Series Fund, Inc. for the year ended December 31, 2004 and to the references to us under the captions "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statements of Additional Information, all of which are part of this Registration Statement.


DELOITTE & TOUCHE LLP
New York, New York
April 28, 2005